News Release: FOR IMMEDIATE RELEASE

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Investors / Trade / Media Patrick Van de Wille FD Ashton Partners 312.553.6704 patrick.vandewille@fdashtonpartners.com

Westell Technologies Receives NASDAQ Notification

Related to Minimum Bid Price

AURORA, IL, August 25, 2008 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of broadband products, gateways and conferencing services, announced today that it has received notification from the Listing Qualifications Department of The NASDAQ Stock Market (“NASDAQ”). The notification indicated that the bid price for the Company's common stock has closed below the minimum $1.00 per share for 30 consecutive trading days as required by Marketplace Rule 4450(a)(5) (the “Rule”) for continued listing.

The NASDAQ letter indicates that the Company will be provided 180 calendar days, or until February 18, 2009, to regain compliance with the minimum $1.00 per share bid requirement. The letter further indicates that the Company may regain compliance with the Rule if at any time before February 18, 2009, should the bid price of the Company's common stock close at $1.00 per share or above for a minimum of 10 consecutive business days.

In the event Westell does not regain compliance with the minimum bid price rule by February 18, 2009, NASDAQ will provide the Company with written notification that its common stock will be delisted from the NASDAQ Global Select Market. At that time, Westell may appeal NASDAQ’s determination to delist its common stock, or alternatively, NASDAQ Marketplace Rule 4310(c) may permit the Company to transfer its common stock to the NASDAQ Capital Market if the Company’s common stock satisfies all criteria, other than compliance with the minimum bid price rule, for initial inclusion on such market. In the event of such a transfer, the NASDAQ Marketplace Rules provide that the Company will be afforded an additional 180 calendar days to comply with the minimum bid price rule while listed on the NASDAQ Capital Market.

About Westell

Westell Technologies, Inc., headquartered in Aurora, Illinois, is a holding company for Westell, Inc. and ConferencePlus, Inc. Westell, Inc. designs and develops broadband telecommunications access products. ConferencePlus, Inc. is a collaborative Application Service Provider that manages and hosts voice, video, IP applications and back-office services. Additional information can be obtained by visiting Westell's Web site at www.westell.com.

“Safe Harbor” statement under the Private Securities Litigation Reform Act 1995:

Certain statements contained herein that are not historical facts or that contain the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “may”, “will”, “should”, or derivatives thereof and other words of similar meanings are forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, need for financing, an economic downturn in the U.S. economy and telecom market, the impact of competitive products or technologies, competitive pricing pressures, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the effect of Westell’s accounting policies, the need for additional capital, the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions) and other risks more fully described in the Company’s Form 10-K for the fiscal year ended March 31, 2008 under the section Risk Factors. The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or otherwise.